EXHIBIT 10.14

Memorandum of understanding and agreement between Shanghai P & E Import and Export Co., Ltd. (SP&E) and Speizman Industries, Inc. (SPZN)

1.   Territory SP&E appoints SPZN its exclusive agent in

     A.   The United States and its territories and possessions
     B.   Canada
     C.   Mexico
     D.   Central America including
          1.  Panama                2.  Costarica              3.  Honduras
          4.  Guatemala             5.  El Salvador            6.  Belize
     E.   The Caribbean Basin

2. Products, SP&E appoints SPZN to be its exclusive agent in the Territory listed in #1 above for the following products:

     A. Ring Spinning Frames produced by Shanghai Erfangji Co., Ltd. (SEC), all models
     B.   POY Spinning Machines produced by SEC
     C.   Attachments for Lycra yarn produced by SEC.
     D.   CTM weaving machines
     E. Other products sold by SP&E which SPZN feels can be sold in its Territory.

3. Term: This agreement will stay in effect from March 01, 2000 until February 28, 2002. The agreement will automatically renew for one more year unless either party gives written notice that it wants to terminate the agreement at least 6 months before the expiration date of the contract.

4. Not to compete: SPZN shall not represent on distribute any products which are in competition with these products. SP&E shall not directly or indirectly allow any other party to sell within territory during the term of the contract.

5.   Sales organization, Advertising and Exhibitions.

     SPZN will provide an adequate organization for sales and after-sales service with all necessary means and personnel in order to ensure the fulfillment of its obligations throughout the territory under this agreement. SPZN will be responsible for promotion and sale as well as advertising SP&E equipment within the territory. SPZN's cost of participation in such exhibition shall be divided between SP&E and SPZN as agreed each time.

6.   Assignment:   Neither SPZN nor SP&E may assign its rights or obligations under this agreement without the prior written consent of the other party.

7.   SP&E's responsibilities

     A. SP&E will supply equipment that meets the technical and safety standards of the territory.
     B. SP&E will have available English speaking people in your technical, commercial and parts department to communicate with SPZN.
     C. SP&E will defend and hold SPZN harmless against claims of patent infringements by SP&E's equipment in the territory.
     D.   SP&E will fax spin plans and pamphlet quickly requested by SPZN.

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8.   Unfinished Business

     Orders transmitted by SPZN from customers in the territory before the expiring or termination of this agreement which result in a contract of sale not more than 6 months after such expiration, shall entitle SPZN to a commission of its full amount.

9.   Warrantees

     Failure of the products to perform as stated in SP&E's literature is solely SP&E's responsibility.

10.  Commissions and sales quotations.

     SPZN will quote all customers within the territory after receiving from SP&E its quotation. SP&E's quotation will include:

         A.   Cost of equipment to be supplied.
         B.   CIF port of entry.
         C.   Cost of erection and installation of products.
         D.   Cost of start up of products and initial training.
         E.   SPZN commission to be determined by SPZN.

11.  Erection, Installation and Start up.

     SP&E will be responsible for payment of all expenses related to erection, installation and start up of the products including transportation, salary and living expenses including hotel lodging and food.

12.  Payment and terms.

     SPZN will open an irrevocable letter of credit payable at sight against on board bill of lading. If SPZN opens L/C with terms of payment longer than "at sight against on board bill of lading", SPZN will pay bank charges for SP&E to discount the L/C.

13. Entire Agreement. This is the entire agreement between SP&E and SPZN. Any amendment to this agreement must be in writing and signed by both parties.

Accepted by:
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Shanghai P & E Import and Export Co., Ltd.           Speizman Industries, Inc.

Its /s/ Shi Shao Mei                                 Its /s/ Robert S. Speizman, President
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Date:  2-24-2000                                     Date: February 24, 2000
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